Exhibit 99.1

MagneGas Corporation Investor Presentation – September 2017 Scott Mahoney, CFA Chief Financial Officer

MagneGas Corporate Overview Founded in 2007, based in Tampa, Florida. 40 Employees. Core technology was initially developed to produce a low - cost renewable fuel source. 30+ years to develop and patent. MagneGas has two current commercial applications, and many more potential applications being researched for future value. Commercially active, selling into the US & EU industrial gas, US agriculture, and EU landfill industries. NASDAQ:MNGA

MagneCule: Theory With Commercial Potential Plasma Arc Flow System is believed to alter the atomic bonding of certain materials exposed to the Arc. We believe the atomic structure of the materials exposed to the Plasma Arc change from a spherical shape to an ionized valence bond Possibly explains the behavior that our gases combust at disproportionately higher temperatures. Researching impact to flame speed. MagneGas holds a patent on the use of MagneCules for a variety of end - use applications. NASDAQ:MNGA

MagneGas Technology 30 Patents and patent applications. Multiple trade secrets. Multiple applications can leverage this proprietary technology. + Only known patented submerged plasma arc solution. Current Commercial Applications: • Manufacture a renewable acetylene replacement fuel • Sterilization of liquefied waste NASDAQ:MNGA

Technology Overview Liquid Biomass* Sewage, Sludge, Manure, Wasted oils. (adjustable to customers’ feedstock) Plasma Arc Through Technology TM 2 carbon electrodes housed inside (proprietary) Liquid Biomass is hyper heated releasing MagneGas TM Storage of MagneGas TM Ready to be shipped for all applications Power Electronic Management (Patented) Carbon Residue Can be burned or used as fertilizer * Certain liquids require dilution or further testing NASDAQ:MNGA

MagneGas 2 is the only known renewable acetylene fuel replacement.

MagneGas 2 has the hottest known flame temperature.
(10,500°F, as verified by City College of New York.)

Higher flame temperature provides:

- Cutting fuel for metal fabrication, welding, demolition
- Safer operation with less slag and grinding
- Cuts 40% faster than acetylene or propane, as verified by the Edison Welding Institute.

Additional uses due to higher temperature:

- Increased fossil fuel efficiency (co-combustion)
- Waste sterilization

MagneGas 2™: A Disruptive Technology

MagneGas

NASDAQ:MNGA

MagneGas was first introduced in 2010 through third party US distributors

Gained traction with 28 leading independent distributors by 2014

Disruptive Product Differentiator
$31 of ancillary sales for every dollar of proprietary gas sold.

Accelerated Growth
Organic sales growth at ~50% CAGR vs. industry norm of US GDP ~2%

Market Share
Continually increasing market share in every market we serve

Disrupting an Entrenched Market

MagneGas NASDAQ:MNGA

California

- Very strong existing sales of MagneGas

Tennessee

- Major regional distributor added in late 2016
- Key driver for market penetration in 7 SE states

Indiana

- Strong distributor penetrated market for MagneGas
- Big 3 auto manufacturer adopted MagneGas for 2 plants
- Launched organic expansion in late Q2 2017

Florida

- Growth in revenues more than 100%
- Opened 3 new locations in last twelve months

Texas

- 1st distributor to purchase a production plant - 2016

Existing Captive Sales & Distributor Network

MagneGas

NASDAQ:MNGA

2017 US Growth Strategy Acquisition Criteria: • Experienced sales team. • Modern asset base, infrastructure • Stable, profitable customer base • Ability to cross - sell products Acquisition Structure: • Limit upfront cash payment to ~NBV of assets • Additional consideration: combination of stock, earn outs, seller notes, etc. • Limit purchase price to 1.5x to 1.75x LTM revenues NASDAQ:MNGA

Extremely effective sterilization with MagneGas' Plasma Arc Flow System

- Small footprint with a very low residence time.
- The Plasma Arc generates a combination of very high heat, ultraviolent light, hydrogen peroxide and ozone.
- These are powerful sterilizers that have a proven ability to eliminate virtually all living organisms, including e coli, fecal coliform, other EPA and USDA regulated pathogens.
- Arc proven to break down pharmaceuticals. Potential to breakdown PCBs.

MagneGas Plasma Arc Sterilization

MagneGas

NASDAQ:MNGA

U.S. Sterilization Pilots Indiana Pilot with largest swine farm in the state (2014 – 2016) • Verified our process works at scale, eliminates e coli, fecal coliform, impacts TSS. Meets EPA standards. • Enables hog manure to be treated as a Class A waste. 18 month pilot with one of the largest dairy farms in Florida (Q2 - 2017) • Awarded $430k grant • Key step to obtain USDA Subsidized Equipment Eligibility Service - based model test in North Carolina (Target launch – Q1, 2018) • Seek to monetize the sterilization process through service, manure feedstock and reclaimed water. • 1,700 hog farms in local market for early adoption and scalability NASDAQ:MNGA

International Unit Sales Pipeline Europe • Germany: Initial purchase announced for gasification unit • Italy: Initial purchase announced for sterilization unit for landfill leachates Caribbean & Latin America Trinidad & Tobago: Discussions for gasification units for acetylene replacement hub for the Caribbean Belize: Initial Discussions for sterilization units for the aquaculture industry Brazil: Discussions for gasification units Costa Rica: Inquiries for human & animal waste sterilization. NASDAQ:MNGA

World Class Client Adoption NASDAQ:MNGA

Near Term Catalysts MagneGas Technology New feedstock improved production rates by over 150% and reduces costs by over 50% Global Sales • 300kw gasification unit being delivered to Germany in Q4, 2017 • 300kw sterilization unit being delivered to Italy in in Q4, 2017 US Acquisitions Targeting 2 acquisitions on West Coast and 1 in South by FYE, 2017 NASDAQ:MNGA

Financial Results NASDAQ:MNGA 0 1 1 2 2 3 3 4 4 2013 2014 2015 2016 Millions Revenue

Investment Highlights x Breakthrough technology reinforced by strong IP portfolio x Rapid organic growth and entry into new verticals x Lean operating structure x Accretive acquisition strategy x Highly scalable business model x Clean capital structure NASDAQ:MNGA

Key Statistics NASDAQ:MNGA Exchange Nasdaq Current Price (06/06/17): $0.58 Shares Outstanding: 12.2 MM Market Cap (06/06/17): $7.1 MM Insider Ownership: 11.6% Fiscal Year End: Dec 31

For additional info, please contact: Crescendo Communications, LLC 626 RXR Plaza Uniondale, NY 11556 T: 844 - 589 - 8760 mnga@crescendo - ir.com